UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 24, 2013

CYCLACEL PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-50626	91-1707622
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Connell Drive, Suite 1500

Berkeley Heights, NJ 07922

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (908) 517-7330

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                                           Other Events

On September 24, 2013, Cyclacel Pharmaceuticals, Inc. (the “Company”) entered into an Exchange and Release Agreement (the “Agreement”) with one of its stockholders, pursuant to which the Company agreed to issue 170,818 shares of its common stock, $0.001 par value (the “Common Stock”), to the stockholder in exchange for its delivery to the Company of 85,409 shares of the Company’s 6% Exchangeable Convertible Preferred Stock (the “Preferred Stock”).  The stockholder, who is not an “affiliate” of the Company within the meaning of Rule 144(a)(1) under the Securities Act of 1933, as amended (the “Securities Act”), approached the Company with the proposed exchange transaction (the “Exchange”). The terms of the Exchange were determined by arms-length negotiations between the parties. The shares of Common Stock were issued in reliance on the exemption from registration contained in Section 3(a)(9) of the Securities Act for securities exchanged by the issuer and an existing security holder where no commission or other remuneration is paid or given directly or indirectly by the issuer for soliciting such exchange. This transaction was settled on September 24, 2013, after which a total of 335,273 shares of Preferred Stock remain outstanding.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CYCLACEL PHARMACEUTICALS, INC.

By:	/s/ Paul McBarron
Name:	Paul McBarron
Title:	Executive Vice President—Finance,
Chief Financial Officer and
Chief Operating Officer

Date: September 27, 2013

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